Investor Contact: Melanie Skijus
Graphic Packaging Holding Company
770-240-8542
Melanie.Skijus@graphicpkg.com

Graphic Packaging Holding Company Reports First Quarter 2020 Results;
Actively Keeping Employees Safe and Serving Customers in Current COVID-19 Environment;
Accelerating Strategic Actions

Q1 2020 Highlights
•Net Sales were $1,599.1 million versus $1,505.9 million in the prior year period.
•Net Income was ($12.7) million versus $57.9 million in the prior year period; loss includes the previously announced net $89.7 million non-cash charge related to the settlement of a U.S. pension plan.
•Earnings per Diluted Share were ($0.04) versus $0.19 in the prior year period.
•Adjusted Earnings per Diluted Share were $0.31 versus $0.21 in the prior year period.
•Adjusted EBITDA was $294.8 million versus $259.7 million in the prior year period, driven by positive net organic volume growth of 5% and solid productivity.
•Global liquidity was $1,473.9 million at quarter end; issued $450.0 million of 3.5% senior notes on 2/21/2020.
•Repurchased $119.4 million in common shares during the quarter; delivered $396.1 million to stakeholders in share repurchases, dividends, distributions and partnership redemptions.

Strategic Actions and Announcements
•Actively keeping employees safe and serving customers as an essential business in the food, beverage and consumer products supply chain; providing $5 million in one-time payments to front-line production employees.
•Donating a total of $500,000 to local food banks in communities where we operate globally; supporting Company philanthropic pillar of “putting food on the table”.
•Board of Directors has reviewed the current dividend policy and remains committed to the existing return of capital to stakeholders through dividends and distributions.
•Successfully completed and began integration of a converting facility acquired from Quad/Graphics, Inc. and seven converting facilities acquired from Greif, Inc.
•Announcing the closure of the 70,000 ton White Pigeon, Michigan Coated Recycled Board (CRB) mill effective June 30, 2020 due to the operational strength of the Company’s overall CRB mill network and a CRB supply agreement with Greif, Inc.
•Announcing the closure of the 120,000 ton West Monroe, Louisiana PM1 containerboard machine effective June 30, 2020 reflecting the Company’s long-term confidence in the strength of the Coated Unbleached Kraft (CUK) global beverage packaging platform.
•Delayed the significant planned maintenance outage at the West Monroe, Louisiana mill from Q2 to Q3 due to increased near-term demand for CUK and contractor work-related implications associated with COVID-19.
•Suspending annual Adjusted EBITDA and Cash Flow guidance allowing time to assess potential shifts in consumer behavior and spending patterns related to the COVID-19 crisis.

ATLANTA, GA, April 21, 2020. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported a Net Loss for first quarter 2020 of $12.7 million, or a net loss per share of $0.04, based upon 288.9 million weighted average diluted shares. This compares to first quarter 2019 Net Income of $57.9 million, or $0.19 per share, based upon 298.2 million weighted average diluted shares.
First quarter 2020 Net Income was negatively impacted by a net $103.9 million of special charges including a net $89.7 million non-cash charge related to the settlement of a U.S. pension plan. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for these charges, Adjusted Net Income for the first quarter of 2020 was $91.2 million, or $0.31 per diluted share. This compares to first quarter 2019 Adjusted Net Income of $61.7 million or $0.21 per diluted share.
“We had a very strong start to 2020 with positive net organic volume growth of 5% and solid productivity driving meaningful improvement to our key financial metrics. To date, we have successfully met the increased and changing needs of our customers, while effectively keeping our employees safe and healthy. I am exceptionally proud of the work our teams around the world are doing to meet the essential packaging needs of our customers and the consumer” said President and CEO Michael Doss. “Importantly, we are also taking decisive actions today to accelerate our strategic agenda to meet the paperboard packaging needs of the consumer, balance supply and demand to optimize cash flow, all while positioning our business to capture profitable growth consistent with the goals we established in our Vision 2025”.
Doss added, “I am also pleased that our Board of Directors has reviewed and remains committed to the existing return of capital to stakeholders through dividends and distributions. Separately, we have decided to suspend our annual Adjusted EBITDA and cash flow guidance to allow time to assess potential shifts in consumer behavior and spending patterns related to the COVID-19 crisis. At Graphic Packaging, we are committed to continued leadership as we provide best-in-class quality and service to customers, a safe working environment for our employees, and long-term returns for stakeholders.”

Strategic Actions and Announcements
Graphic Packaging Holding Company successfully completed and began integration of a converting facility acquired from Quad/Graphics, Inc. and seven converting facilities acquired from Greif, Inc. These strategic tuck-under acquisitions strengthen the core business and will meaningfully increase the Company’s paperboard integration rate over time.
The Company announces today the planned closure of the 70,000 ton White Pigeon, Michigan CRB mill and the 120,000 ton PM1 containerboard machine in West Monroe, Louisiana. Both closures will be effective June 30, 2020. The CRB mill closure at White Pigeon is enabled by the operating strength of the current CRB mill network and a new CRB supply agreement with Greif, Inc. The closure of the non-core PM1 containerboard machine reflects the Company’s long-term confidence in the strength of the CUK global beverage packaging platform and the ability to repurpose existing pulp to support growth in CUK.
The Company is also announcing its decision to delay the significant planned maintenance outage at the West Monroe, Louisiana mill from Q2 to Q3 due to increased near-term demand for CUK and contractor work-related implications associated with the COVID-19 crisis.
Operating Results
Net Sales
Net Sales increased 6.2% to $1,599.1 million in the first quarter of 2020, compared to $1,505.9 million in the prior year period. The $93.2 million increase was driven by $14.1 million of higher pricing and $89.0 million of improved volume/mix related to acquisitions and conversions to our paperboard packaging solutions. These benefits were partially offset by $9.9 million of unfavorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold for the first quarter of 2020 and for each quarter of 2019.

EBITDA
EBITDA for the first quarter of 2020 was $123.6 million, or $129.9 million lower than the first quarter of 2019. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA increased 13.5% to $294.8 million in the first quarter of 2020 from $259.7 million in the first quarter of 2019. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2020 was positively impacted by $14.1 million of higher pricing, $7.6 million of favorable volume/mix, $16.9 million of commodity deflation and $19.2 million of improved net operating performance. These benefits were partially offset by $14.1 million of other inflation (primarily labor and benefits) and $8.6 million of unfavorable foreign exchange.
Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $629.1 million during the first quarter of 2020 to $3,501.9 million compared to the fourth quarter of 2019. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $671.8 million during the first quarter of 2020 to $3,391.7 million compared to the fourth quarter of 2019. The Company returned $396.1 million in capital to stakeholders in the first quarter 2020 through share repurchases, dividends, distributions and partnership redemptions. The Company's first quarter 2020 Net Leverage Ratio was 3.18 times Adjusted EBITDA compared to 2.64 times at the end of 2019.
At March 31, 2020, the Company had available liquidity of $1,473.9 million, including the undrawn availability under its global revolving credit facilities. The Company issued $450.0 million of 3.5% senior notes during the quarter.
Net Interest Expense was $33.7 million in the first quarter of 2020, lower when compared to the $35.0 million reported in the first quarter of 2019, primarily reflecting reduced average borrowing rates. Capital expenditures for the first quarter of 2020 were $153.1 million compared to $80.0 million in the first quarter of 2019. First quarter 2020 Income Tax Benefit was $5.4 million, compared to a $21.0 million expense in the first quarter of 2019.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt.

Earnings Call
NOTE: Due to work-related implications associated with the COVID-19 crisis and a low number of operators, wait times for the actual dial in will be longer than normal. Please call at least 20 minutes prior to the start of the conference call or participate via the webcast.
The Company will host a conference call at 10:00 a.m. EST today (April 21, 2020) to discuss the results of first quarter 2020. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 800-392-9489 from the United States and Canada, and 706-634-2372 from outside the United States and Canada. Telephone participants are required to provide the conference ID 9169414.
Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to the planned continuation of the Company’s dividend, the timing of the closure of the White Pigeon, MI mill and the shutdown of the P1 containerboard machine in West Monroe, LA, and the timing of the delay of the West Monroe, LA mill maintenance outage, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2020	2019
Net Sales	$1,599.1	$1,505.9
Cost of Sales	1,278.3	1,239.8
Selling, General and Administrative	135.6	124.7
Other Expense, Net	6.5	1.2
Business Combinations and Shutdown and Other Special Charges, Net	18.7	6.2
Income from Operations	160.0	134.0
Nonoperating Pension and Postretirement Benefit Expense	(151.6)	(0.1)
Interest Expense, Net	(33.7)	(35.0)
(Loss) Income before Income Taxes and Equity Income of Unconsolidated Entity	(25.3)	98.9
Income Tax Benefit (Expense)	5.4	(21.0)
(Loss) Income before Equity Income of Unconsolidated Entity	(19.9)	77.9
Equity Income of Unconsolidated Entity	0.1	0.2
Net (Loss) Income	(19.8)	78.1
Net Loss (Income) Attributable to Noncontrolling Interest	7.1	(20.2)
Net (Loss) Income Attributable to Graphic Packaging Holding Company	$(12.7)	$57.9

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$(0.04)	$0.19
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$(0.04)	$0.19

Weighted Average Number of Shares Outstanding - Basic	288.9	297.5
Weighted Average Number of Shares Outstanding - Diluted	288.9	298.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2020	December 31, 2019

ASSETS

Current Assets:
Cash and Cash Equivalents	$110.2	$152.9
Receivables, Net	624.8	504.5
Inventories, Net	1,143.0	1,095.9
Other Current Assets	60.3	52.3
Total Current Assets	1,938.3	1,805.6
Property, Plant and Equipment, Net	3,288.1	3,253.8
Goodwill	1,464.1	1,477.9
Intangible Assets, Net	460.5	477.3
Other Assets	295.2	275.3
Total Assets	$7,446.2	$7,289.9

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$49.1	$50.4
Accounts Payable	625.7	716.1
Other Accrued Liabilities	369.2	432.2
Total Current Liabilities	1,044.0	1,198.7
Long-Term Debt	3,434.5	2,809.9
Deferred Income Tax Liabilities	522.1	511.8
Other Noncurrent Liabilities	397.1	407.2

Redeemable Noncontrolling Interest	38.2	304.3

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 281,778,834 and 290,246,907 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2.8	2.9
Capital in Excess of Par Value	1,852.6	1,876.7
(Accumulated Deficit) Retained Earnings	(49.1)	56.4
Accumulated Other Comprehensive Loss	(299.5)	(365.8)
Total Graphic Packaging Holding Company Shareholders' Equity	1,506.8	1,570.2
Noncontrolling Interest	503.5	487.8
Total Equity	2,010.3	2,058.0
Total Liabilities and Shareholders' Equity	$7,446.2	$7,289.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(19.8)	$78.1
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	113.6	117.1
Deferred Income Taxes	(18.9)	12.4
Amount of Postretirement Expense Greater Than Funding	154.3	2.4
Other, Net	29.2	3.3
Changes in Operating Assets and Liabilities	(337.7)	(385.4)
Net Cash Used in Operating Activities	(79.3)	(172.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(146.6)	(73.0)
Packaging Machinery Spending	(6.5)	(7.0)
Acquisition of Businesses, Net of Cash Acquired	(42.1)	(2.0)
Beneficial Interest on Sold Receivables	23.7	279.5
Beneficial Interest Obtained in Exchange for Proceeds	(3.3)	(153.3)
Other, Net	(1.0)	(1.0)
Net Cash (Used in) Provided by Investing Activities	(175.8)	43.2

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(119.4)	(60.0)
Payments on Debt	(9.1)	(9.1)
Proceeds from Issuance of Debt	450.0	—
Borrowings under Revolving Credit Facilities	1,178.5	775.2
Payments on Revolving Credit Facilities	(986.9)	(548.9)
Redemption of Noncontrolling Interest	(250.0)	—
Repurchase of Common Stock related to Share-Based Payments	(8.8)	(4.0)
Debt Issuance Costs	(6.4)	—
Dividends and Distributions Paid to GPIP Partner	(26.7)	(30.1)
Other, Net	(2.7)	(2.6)
Net Cash Provided by Financing Activities	218.5	120.5
Effect of Exchange Rate Changes on Cash	(6.1)	0.2
Net Decrease in Cash and Cash Equivalents	(42.7)	(8.2)
Cash and Cash Equivalents at Beginning of Period	152.9	70.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$110.2	$62.3

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2020	2019
Net (Loss) Income Attributable to Graphic Packaging Holding Company	$(12.7)	$57.9
Add (Subtract):
Net (Loss) Income Attributable to Noncontrolling Interest	(7.1)	20.2
Income Tax (Benefit) Expense	(5.4)	21.0
Equity Income of Unconsolidated Entity	(0.1)	(0.2)
Interest Expense, Net	33.7	35.0
Depreciation and Amortization	115.2	119.6
EBITDA	123.6	253.5
Charges Associated with Business Combinations and Shutdown and Other Special Charges	18.7	6.2
Pension Settlement Charge	152.5	—
Adjusted EBITDA	$294.8	$259.7

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.4%	17.2%

Net (Loss) Income Attributable to Graphic Packaging Holding Company	$(12.7)	$57.9
Charges Associated with Business Combinations and Shutdown and Other Special Charges	18.7	6.2
Accelerated Depreciation Related to Shutdown	4.6	—
Pension Settlement Charge	152.5	—
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Pension Plan Settlement	(34.6)	(1.1)
Noncontrolling Interest, Net of Tax	(37.3)	(1.3)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$91.2	$61.7

Adjusted Earnings Per Share - Basic	$0.32	$0.21
Adjusted Earnings Per Share - Diluted(a)	$0.31	$0.21
(a) Calculated using 290.0 million shares.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2020	2019	2019
Net Income	$137.8	$249.1	$206.8
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	43.6	80.3	71.3
Income Tax Expense	50.3	70.6	76.3
Equity Income of Unconsolidated Entities	(0.1)	(1.1)	(0.4)
Interest Expense, Net	139.3	129.9	140.6
Depreciation and Amortization	453.0	445.2	457.4
EBITDA	823.9	974.0	952.0
Charges Associated with Business Combinations and Shutdown and Other Special Charges	51.2	33.4	38.7
Pension Plan Settlement Charge	191.7	—	39.2
Extended Augusta Mill Outage (fourth quarter of 2018)	—	29.6	—
Gain on Sale of Assets, Net	—	(37.1)	—
Adjusted EBITDA	1,066.8	999.9	1,029.9

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2020	2019	2019
Short-Term Debt and Current Portion of Long-Term Debt	$49.1	$49.0	$50.4
Long-Term Debt (a)	3,452.8	3,139.7	2,822.4
Less:
Cash and Cash Equivalents	(110.2)	(62.3)	(152.9)
Total Net Debt	$3,391.7	$3,126.4	$2,719.9

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.18	3.13	2.64
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2020	2019
Net Cash Used in Operating Activities	$(79.3)	$(172.1)
Net Cash Receipts from Receivables Sold included in Investing Activities	20.4	126.2
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	6.9	4.2
Adjusted Net Cash Used in Operating Activities	$(52.0)	$(41.7)
Capital Spending	(153.1)	(80.0)
Adjusted Cash Flow	$(205.1)	$(121.7)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2020

Net Tons Sold (000's)	1,011.6
2019

Net Tons Sold (000's)	943.4	965.9	992.9	940.7